CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in this Registration Statement on Form S-8 of Cornerstone Properties Inc. of our report dated January 8, 1998, with respect to the Statement of Revenue and Certain Expenses of Corporate 500 Centre, Phase I and II for the year ended December 31, 1996, included in the Current Report on Form 8-K dated January 14, 1998, both filed with the Securities and Exchange Commission.

                                                          /s/ Grant Thornton LLP
                                                              GRANT THORNTON LLP


Chicago, Illinois
July 24, 1998